Exhibit 99.1

Case: 1:21-cr-00086-TSB Doc #: 11 Filed: 07/21/24 Page: 1 of 3 PAGEID #: 148

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF OHIO WESTERN DIVISION

UNITED STATES OF AMERICA, Plaintiff, v. FIRSTENERGY CORP., Defendant.	: : : : : : : : : :	CASE NO. 1:21-CR-00086 JUDGE BLACK S T AT U S RE P O RT

On July 22, 2021, the United States Attorney’s Office for the Southern District of Ohio (“USAO-SDOH”) charged FirstEnergy Corp. by Information with Conspiracy to Commit Honest Services Wire Fraud and entered a Deferred Prosecution Agreement (“DPA”) with FirstEnergy Corp. (Doc. 1, 3.) The DPA included a provision under which FirstEnergy Corp. was required to perform certain obligations for three years. (Doc. 3, PageID 60, 67.)1 The USAO-SDOH has determined that FirstEnergy Corp. has successfully completed those required obligations. For example, FirstEnergy Corp. has undertaken remedial measures and implemented a compliance and ethics program designed to detect and deter violations of U.S. law as required by the DPA. Consequently, FirstEnergy Corp.’s annual reporting obligations, as detailed in DPA Attachment C, and its obligations set forth in DPA paragraphs 5 (B), (C), (E), and (F), will end within 30 days of July 22, 2024. (See id.)

1 “Within thirty (30) days of the successful completion of the Term, FirstEnergy’s obligations pursuant to paragraphs 5 (B), (C) (E) and (F) will end. FirstEnergy’s remaining obligations under paragraph 5 will continue until the completion of any investigation, criminal prosecution, or civil proceeding brought by the USAO-SDOH related to any conduct set forth in the Statement of Facts.” (Id. at PageID 67.)

Case: 1:21-cr-00086-TSB Doc #: 11 Filed: 07/21/24 Page: 2 of 3 PAGEID #: 149
FirstEnergy Corp. will continue to be bound by the remaining provisions in the DPA. Those ongoing and continuing obligations consist of continuing cooperation until the completion of any investigation, criminal prosecution, or civil proceeding brought by the USAO-SDOH related to the conduct set forth in the DPA’s Statement of Facts, under paragraph 5(A), and the obligations listed in 5(D) (Transparency in Corporate Contributions), 5(G) (Public Statements by the Company), and 5(H) (Changes in Corporate Form). (Id. at PageID 67.) The USAO-SDOH intends to file another status report to the Court regarding the continuing obligations in the DPA by February 1, 2025.
Respectfully submitted,
KENNETH L. PARKER
United States Attorney

s/Emily N. Glatfelter

EMILY N. GLATFELTER (0075576) MATTHEW C. SINGER (IL 6297632)
Assistant United States Attorneys 221 East Fourth Street, Suite 400
Cincinnati, Ohio 45202
Office: (513) 684-3711
Fax: (513) 684-6385
E-mail: Emily.Glatfelter@usdoj.gov Email: Matthew.Singer@usdoj.gov

Case: 1:21-cr-00086-TSB Doc #: 11 Filed: 07/21/24 Page: 3 of 3 PAGEID #: 149

CERTIFICATE OF SERVICE
I hereby certify that a copy of the foregoing Status Report was served electronically upon counsel of record.

s/Emily N. Glatfelter

EMILY N. GLATFELTER (0075576)
Assistant United States Attorney